EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-67303) of AmeriPath, Inc. of our report dated June 15, 2000 relating to the financial statements of the AmeriSave 401(k) Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Hartford, Connecticut
June 26, 2000